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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                   ------------------------------------------

                                EARL SCHEIB, INC.
               (Exact name of Registrant as specified in charter)

          DELAWARE                                       95-1759002
          --------                                       ----------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

            8737 WILSHIRE BOULEVARD, BEVERLY HILLS, CALIFORNIA 90211
        (Address of Registrant's Principal Executive Offices) (Zip Code)
                   ------------------------------------------

                                EARL SCHEIB, INC.
                   1994 PERFORMANCE EMPLOYEE STOCK OPTION PLAN
                            (FULL TITLE OF THE PLAN)

                              DAVID I. SUNKIN, ESQ.
                                 VICE PRESIDENT
                               AND GENERAL COUNSEL
                                EARL SCHEIB INC.
            8737 Wilshire Boulevard, Beverly Hills, California 90211
                                  310-652-4880
            (Name, address and telephone number of agent for service)
                   ------------------------------------------

                                    Copy to:

                             MARK A. BONENFANT, ESQ.
                       BUCHALTER, NEMER, FIELDS & YOUNGER,
                           A PROFESSIONAL CORPORATION
                      601 South Figueroa Street, Suite 2400
                          Los Angeles, California 90017
                                 (213) 891-0700


                         CALCULATION OF REGISTRATION FEE

                                                   PROPOSED MAXIMUM        PROPOSED MAXIMUM
TITLE OF SECURITIES         AMOUNT TO BE            OFFERING PRICE            AGGREGATE           AMOUNT OF
 TO BE REGISTERED            REGISTERED              PER UNIT (1)           OFFERING PRICE     REGISTRATION FEE
   Common Stock            400,000 shares               $5.375                $2,150,000            $597.70

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) based upon the average of the high and low prices reported in the Consolidated Reporting System on February 22, 1999.


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REGISTRATION OF ADDITIONAL SECURITIES

         The contents of an earlier Registration Statement, SEC file number 333-12461, are incorporated by reference into this registration statement.

         On September 4, 1998, the Company's Shareholders approved Amendment No. 2 to the Earl Scheib, Inc. 1994 Performance Employee Stock Option Plan to increase the number of shares of Common Stock reserved for issuance from 500,000 to 900,000.


                                   SIGNATURES

THE REGISTRANT

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beverly Hills, State of California, on February 22, 1999.


                           EARL SCHEIB, INC.,
                           a Delaware Corporation


                           By /s/ John Branch
                              ----------------------------------------------
                              John Branch
                              Senior Vice President and Chief Financial Officer

THE PLAN

         Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beverly Hills, State of California, on February 22, 1999.


                           EARL SCHEIB, INC. 1994 PERFORMANCE EMPLOYEE
                           STOCK OPTION PLAN

                           By /s/ Alexander L.  Kyman
                              -------------------------------
                              Alexander L. Kyman
                              Compensation Committee Chairman


                           By /s/ Stuart D.  Buchalter
                              -------------------------------
                              Stuart D. Buchalter
                              Compensation Committee Member

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